Exhibit 10.1

CANCELLATION AGREEMENT

THIS CANCELLATION AGREEMENT (“Agreement”) is entered into effective as of September 8, 2025 (the “Effective Date”), by and between Alpha Modus Holdings, Inc., a Nevada corporation (“Alpha Modus”), and The Alessi 2023 Irrevocable Trust (the “Holder”).

WITNESSETH:

WHEREAS, the Holder and Alpha Modus entered into an Exchange Agreement, dated August 14, 2025 (the “Exchange Agreement”), pursuant to which the Holder would return and cancel 4,300,000 shares of Series C Preferred Stock of Alpha Modus (the “Preferred Shares”) held by the Holder, and Alpha Modus would issue 40,111,940 shares of Class A common stock of Alpha Modus (the “Common Shares”) to the Holder;

WHEREAS, the Exchange Agreement and its terms were disclosed by Alpha Modus to the public on August 15, 2025;

WHEREAS, the Preferred Shares have not yet been returned and cancelled, and the Common Shares have not yet been issued, but since August 15, 2025, the closing price of Alpha Modus’s common stock has decreased from approximately $1.10/share to 0.8839 on September 5, 2025; and

WHEREAS, Alpha Modus and the Holder now desire to cancel the Exchange Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants herein, the parties hereto agree as follows:

1. Cancellation.

The Exchange Agreement shall be considered cancelled and of no further effect.

2. Parties.

This Agreement is for the benefit of, and binds, the parties, their successors and permitted assigns.

3. Counterparts.

This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile or by email of PDF or digital image format files of the executed signature page hereto.

4. Governing Law.

This Agreement and all matters or issues collateral thereto shall be governed by the laws of the State of Delaware.

5. Attorney Fees.

In the event of default hereunder, the non-defaulting party shall be entitled to recover reasonable attorney fees incurred in the enforcement of this Agreement.

6. Further Assurances.

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

The parties have executed this Agreement on the dates indicated below to be effective as of the Effective Date.

ALPHA MODUS HOLDINGS, INC.

/s/ William Alessi
Name:	William Alessi
Title:	Chief Executive Officer

THE ALESSI 2023 IRREVOCABLE TRUST

/s/ Sonia Alessi
Name:	Sonia Alessi
Title:	Trustee